Exhibit 99.1
Contacts:

Media
Meg Langan
Vice President
(973) 290-6319
margaret.langan@themedco.com

Investor Relations
Krishna Gorti, M.D.
Vice President, Investor Relations
(973) 290-6122
Krishna.Gorti@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Reports Third-Quarter 2017 Business and Financial Results
PARSIPPANY, N.J. - October 25, 2017 - The Medicines Company (NASDAQ: MDCO) today reported its financial results for the third quarter ended September 30, 2017, and provided an update on its clinical and operational activities.

“We made significant clinical and strategic progress during the third quarter,” said Clive Meanwell, M.D., Ph.D., Chief Executive Officer of The Medicines Company. “We aggressively advanced start-up work for the inclisiran Phase III clinical program, preparing investigational sites-which began screening patients in September-and manufacturing double-blind-packaged drug supply, and are pleased to announce that dosing of patients in the Phase III LDL-C lowering program will commence next week. We remain confident that all trials comprising the inclisiran LDL-C lowering program will commence before year-end. Turning to our process to monetize our Infectious Disease Business (ID Business), we continue to expect to announce a transaction to divest the business before the end of the year. In the meantime, independent of that transaction, we are finalizing plans to significantly restructure the remainder of The Medicines Company. We anticipate that the restructuring, which we intend to substantially implement within the next 45 days, will reduce headcount to less than 60 people at The Medicines Company (excluding the ID Business), significantly reducing go-forward annual operating expenses. As indicated in our strategic plans previously disclosed, we believe that the restructuring, when taken together with the anticipated disposition of our ID Business, will provide the Company with a strong financial position from which to aggressively advance the inclisiran development program to anticipated readout of final data from the Phase III LDL-C lowering trials in the second half of 2019. We expect to provide further information regarding the restructuring plan and its implementation in our third quarter Form 10-Q.”

Third-Quarter 2017 Highlights

Inclisiran (PCSK9 synthesis inhibitor)

•
On August 28, 2017, new, one-year data from the ORION-1 Phase II study of inclisiran was presented in the “Hot Line - Late-Breaking Clinical Trials 2” session at the European Society of Cardiology (ESC) Congress 2017. Efficacy data presented reaffirmed inclisiran’s significant LDL-C lowering effects following a starting dose of 300 mg given on Day-1 and Day-90, after which the mean LDL-C reduction was 56% at Day-150 and 51% at Day-180. For the subsequent six-month period - from Day-90 to Day-270 - the time-averaged LDL-C reduction was 51%, with minimum intra-patient variability over time (all comparisons to placebo P <0.0001). These robust data underscore the selection of a six-monthly maintenance dose of 300 mg in the inclisiran Phase III clinical program. With completion of one-year follow-up, safety data for inclisiran from the Phase II ORION-1 study now include 370 subject-years of observation, including at least 300 subject-years of inclisiran effects. As in prior analyses, no material safety issues were observed on inclisiran, which continued to demonstrate an adverse event profile similar to placebo. There were no deaths or serious adverse events during the extended observation period. In particular, in spite of the prolonged LDL-C lowering effects of inclisiran, there were no investigational drug-related elevations of liver enzymes and no neuropathy, change in renal function, thrombocytopenia or anti-drug antibodies during extended follow-up, or at any earlier time periods in the ORION-1 study.

VABOMERETM

•
On August 29, 2017, the U.S. Food and Drug Administration (FDA) approved Vabomere (meropenem-vaborbactam) for injection for the treatment of adult patients with complicated urinary tract infections (cUTI), including pyelonephritis, caused by designated susceptible Enterobacteriaceae - Escherichia coli, Klebsiella pneumoniae and Enterobacter cloacae species complex.

•
At IDWeek 2017 in October, the Company presented new data on VABOMERE, including results from the landmark TANGO II study of VABOMERE versus “best available therapy” (BAT) in the treatment of suspected or documented infections due to carbapenem-resistant Enterobacteriaceae (CRE). Highlights from the posters on the TANGO II study included:

◦
VABOMERE was associated with a higher clinical cure versus BAT in patients with a baseline organism that was CRE (mCRE-MITT population) at both end-of-therapy (EOT) (VABOMERE 64.3% vs. BAT 33.3%; p=0.04) and test-of-cure (TOC) (VABOMERE 57.1% vs. BAT 26.7%; p=0.04). In immunocompromised patients, VABOMERE was also associated with a higher clinical cure versus BAT at EOT (VABOMERE 60% vs. BAT 12.5%; p<0.01), and a relative mortality benefit of 46.7%.

◦	In further exploratory analyses, VABOMERE was associated with a relative mortality benefit of 84% (p = 0.03) compared to BAT when excluding patients with previous antibiotic failures.

Sensitivity Analysis of Clinical Cure at TOC and All-Cause Mortality at Day 28 Across All Infection Types (mCRE-MITT) Excluding Prior Antibiotic Failure
	M-V N=19 n (%)	BAT N=15 n (%)	Absolute Difference (95% CI)	P value	Relative Difference
Patients with All Infection Types
Clinical Cure at TOC	13 (68.4)	4 (26.7)	41.8 (11.1 to 72.4)	0.008	156.2
Day-28 All-cause Mortality	1 (5.3)	5 (33.3)	-28.1 (-54.0 to -2.2)	0.03	-84.1

◦	VABOMERE was associated with decreased nephrotoxicity and significantly fewer treatment-related adverse events versus BAT.

◦
An analysis using the composite endpoints of clinical failure or nephrotoxicity demonstrated a risk-benefit profile favoring VABOMERE versus BAT (VABOMERE 32.1% vs BAT 80.0% (95% CI: −74.5 to −21.2; P< 0.001)).

•
In July 2017, the Company announced randomization in the TANGO II trial was stopped early following a recommendation by the TANGO II independent Data and Safety Monitoring Board (DSMB) based on an analysis of 72 patients, including 43 patients with microbiologically evaluable CRE infections of blood, lung, urinary tract and abdominal organs. The DSMB concluded that a risk-benefit analysis of available data no longer supported randomization of additional patients to the best available therapy comparator arm.

•	VABOMERE is now available for pharmacies to order through wholesalers and usual distribution channels.
Third-Quarter 2017 Financial Summary from Continuing Operations
Worldwide net revenue was $16.9 million in the third-quarter of 2017 compared to $37.6 million in the third-quarter of 2016. Included in total net revenue for the third quarter of 2017 and 2016 was $7.9 million and $28.9 million, respectively, of total Angiomax revenue, including both royalty revenues derived from the gross profit on authorized generic sales of Angiomax® (bivalirudin) by Sandoz, Inc. and worldwide Angiomax®/Angiox® (bivalirudin) net product sales. Other products recorded aggregate sales of $9.0 million in the third quarter of 2017 compared to $6.7 million in the third quarter of 2016. Among these other products, Minocin® (minocycline) for Injection and Orbactiv® (oritavancin) recorded sales of $9.0 million in the third quarter of 2017 compared to $6.5 million in the third quarter of 2016, an increase of 38%, predominantly driven by an increase in Orbactiv (oritavancin) revenue of 57%, from $4.3 million in the third quarter of 2016 to $6.8 million in the third quarter of 2017. The third quarter of 2016 also included $2.0 million of sales related to the divested non-core cardiovascular products.
On a GAAP basis, net loss from continuing operations in the third quarter of 2017 was $30.2 million, or $0.42 per share, compared to $86.4 million, or $1.23 per share, in the third quarter of 2016. On a non-GAAP basis, adjusted net loss (1) from continuing operations in the third quarter of 2017 was $86.3 million, or $1.19(1) per share, compared to $44.8 million, or $0.64(1) per share, in the third quarter of 2016.
Third-Quarter 2016 Financial Summary from Discontinued Operations
In the first quarter of 2016, the Company completed the divestiture of its hemostasis products for an upfront payment of $174.1 million, and potential milestone payments of up to an additional $235.0 million, in the aggregate, following the achievement of certain specified net sales milestones. Net income from discontinued operations in the third quarter of 2016 was $0.1 million.
First Nine Months 2017 Financial Summary from Continuing Operations
Worldwide net revenue was $59.8 million in the first nine months of 2017 compared to $142.6 million in the first nine months of 2016. Included in total net revenue for the first nine months of 2017 and 2016 was $35.9 million and $104.9 million, respectively, of total Angiomax revenue, including both royalty revenues derived from the gross profit on authorized generic sales of Angiomax (bivalirudin) by Sandoz, Inc. and worldwide Angiomax/Angiox (bivalirudin) net product sales. Other products, including Minocin (minocycline) for Injection and Orbactiv (oritavancin), recorded aggregate sales of $23.9 million in the first nine months of 2017 compared to $17.4 million in the first nine months of 2016. The first nine months of 2016 also included $20.3 million of sales related to the divested non-core cardiovascular products.
On a GAAP basis, net loss from continuing operations in the first nine months of 2017 was $530.1 million, or $7.39 per share, compared to net income from continuing operations of $5.1 million, or $0.07 per share, in the first nine months of 2016. Included in net loss from continuing operations for the first nine months of

2017 were net charges of approximately $277.0 million associated with the discontinuation and market withdrawal of Ionsys (fentanyl iontophoretic transdermal system) in the U.S. market, and $27.3 million associated with the discontinuation of the clinical development program for MDCO-700, our investigational anesthetic agent. On a non-GAAP basis, adjusted net loss (1) from continuing operations in the first nine months of 2017 was $234.5 million, or $3.27(1) per share, compared to $164.2 million, or $2.35(1) per share, in the first nine months of 2016.
First Nine Months 2016 Financial Summary from Discontinued Operations
Net loss from discontinued operations in the first nine months of 2016 was $1.4 million, or $0.02 per share.
At September 30, 2017, the Company had a total of $208.9 million in cash and cash equivalents and available for sale securities.

(1)
Adjusted net loss and adjusted loss per share from continuing operations are non-GAAP financial performance measures with no standardized definitions under U.S. GAAP. For further information and a detailed reconciliation, refer to the “Non-GAAP Financial Performance Measures” and “Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share” sections of this press release.

Third-Quarter 2017 Conference Call and Webcast Information

The Company will host a conference call and webcast today, October 25, 2017, at 8:30 a.m., Eastern Daylight Time, to discuss its third-quarter 2017 financial results and provide clinical and operational updates. The dial-in information to access the call is as follows:

U.S./Canada:    (877) 359-9508
International:    (224) 357-2393
Conference ID:    9194649

A taped replay of the conference call will be available from 11:30 a.m., Eastern Daylight Time, today until 11:30 a.m., Eastern Daylight Time, on November 1, 2017. The replay may be accessed as follows:

U.S./Canada:    (855) 859-2056
International:    (404) 537-3406
Conference ID:    9194649

The webcast can be accessed in the Investors section of The Medicines Company website. A replay of the webcast will also be available.

About VABOMERE™
VABOMERE™ (meropenem and vaborbactam) is indicated for the treatment of patients 18 years of age and older with complicated urinary tract infections (cUTI), including pyelonephritis caused by the following susceptible microorganisms: Escherichia coli, Klebsiella pneumoniae, and Enterobacter cloacae species complex.
To reduce the development of drug-resistant bacteria and maintain the effectiveness of VABOMERE and other antibacterial drugs, VABOMERE should be used only to treat or prevent infections that are proven or strongly suspected to be caused by susceptible bacteria.
For more information on VABOMERE, including its important safety information and package insert, please see www.vabomere.com.

About Inclisiran
Inclisiran (formerly known as PCSK9si and ALN-PCSsc) is an investigational GalNAc-conjugated RNAi therapeutic targeting PCSK9 - a genetically validated protein regulator of LDL receptor metabolism - being developed for the treatment of hypercholesterolemia. In contrast to anti-PCSK9 monoclonal antibodies (MAbs) that bind to PCSK9 in blood, inclisiran is a first-in-class investigational medicine that acts by turning off PCSK9 synthesis in the liver.

The Medicines Company and Alnylam Pharmaceuticals, Inc. are collaborating in the advancement of inclisiran pursuant to their 2013 agreement. Under the terms of the agreement, Alnylam completed certain pre-clinical studies and the Phase I clinical study, with The Medicines Company leading and funding the development of inclisiran from Phase II forward, as well as potential commercialization.
About The Medicines Company
The Medicines Company is a biopharmaceutical company driven by an overriding purpose - to save lives, alleviate suffering and contribute to the economics of healthcare. The Company’s mission is to create transformational solutions to address the most pressing healthcare needs facing patients, physicians and providers in serious infectious disease care and cardiovascular care. The Company is headquartered in Parsippany, New Jersey, with a global innovation center in California.

Forward-Looking Statements
Statements contained in this press release that are not purely historical may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," and similar expressions, including the Company's preliminary financial results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the Company's product candidates will advance in the clinical trials process on a timely basis or at all, or succeed in achieving their specified endpoints; whether the Company will make regulatory submissions for product candidates on a timely basis; whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all; whether the Company’s ongoing and planned commercial launches will be successful; the extent of the commercial success of our products; the Company's ability to penetrate foreign markets; whether physicians, patients and other key decision makers will accept clinical trial results; whether the Company can protect its intellectual property; whether the Company will be able to raise additional capital on favorable terms or at all when needed; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net loss and adjusted loss per share from continuing operations attributable to The Medicines Company. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted net loss from continuing operations excludes share-based compensation expense, amortization of acquired intangible assets, asset impairment charges, inventory adjustments, restructuring charges, charges associated with product discontinuance, milestone payments, changes in contingent purchase price, expenses incurred for certain transactions, non-cash interest expense, gain on sale of assets, loss on repurchase of debt and net loss tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliations of GAAP to Adjusted Net Loss and Adjusted Loss per Share for explanations of the amounts excluded and included to arrive at adjusted net loss and adjusted loss per share amounts for the three- and nine-month periods ended September 30, 2017 and 2016.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

THE MEDICINES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net product revenues	$10,935	$18,843	$38,135	$80,542
Royalty revenues	5,936	18,756	21,694	62,094
Total net revenues	16,871	37,599	59,829	142,636
Operating expenses:
Cost of product revenues	9,601	20,777	39,436	54,804
Asset impairment charges	—		329,097	—
Research and development	45,838	23,537	117,337	94,595
Selling, general and administrative	47,198	69,022	159,980	242,478
Total operating expenses	102,637	113,336	645,850	391,877
Loss from operations	(85,766)	(75,737)	(586,021)	(249,241)
Co-promotion and license income	769	757	2,283	3,073
Gain on sale of assets	—	—	—	288,301
Loss on extinguishment of debt	—	—	—	(5,380)
Interest expense	(11,886)	(12,089)	(36,898)	(32,198)
Other (loss) income	71	865	916	741
(Loss) income from continuing operations before income taxes	(96,812)	(86,204)	(619,720)	5,296
Benefit (provision) for income taxes	66,637	(163)	89,607	(220)
Net (loss) income from continuing operations	(30,175)	(86,367)	(530,113)	5,076
Income (loss) from discontinued operations, net of tax	—	96	—	(1,390)
Net (loss) income	(30,175)	(86,271)	(530,113)	3,686
Net loss attributable to non-controlling interest	—	13	—	50
Net (loss) income attributable to The Medicines Company	$(30,175)	$(86,258)	$(530,113)	$3,736

Amounts attributable to The Medicines Company:
Net (loss) income from continuing operations	$(30,175)	$(86,354)	$(530,113)	$5,126
Income (loss) from discontinued operations, net of tax	—	96	—	(1,390)
Net (loss) income attributable to The Medicines Company	$(30,175)	$(86,258)	$(530,113)	$3,736

Basic (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(0.42)	$(1.23)	$(7.39)	$0.07
Loss from discontinued operations	—	—	—	(0.02)
Basic (loss) earnings per share	$(0.42)	$(1.23)	$(7.39)	$0.05

Diluted (loss) earnings per common share attributable to The Medicines Company:
(Loss) earnings from continuing operations	$(0.42)	$(1.23)	$(7.39)	$0.07
Loss from discontinued operations	—	—	—	(0.02)
Diluted (loss) earnings per share	$(0.42)	$(1.23)	$(7.39)	$0.05

Weighted average number of common shares outstanding:
Basic	72,286	70,194	71,763	69,711
Diluted	72,286	70,194	71,763	72,920

THE MEDICINES COMPANY
BALANCE SHEET ITEMS
UNAUDITED
(In thousands)

	September 30, 2017	December 31, 2016
Cash and cash equivalents	$166,734	$541,835
Available for sale securities	$42,168	$—
Total assets	$1,006,980	$1,705,211
Convertible senior notes (due 2022 and 2023)	$642,655	$677,333
The Medicines Company stockholders' equity	$188,055	$652,501

THE MEDICINES COMPANY
RECONCILIATIONS OF GAAP TO ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
UNAUDITED
(In thousands, except per share amounts)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
Net (loss) income from continuing operations attributable to The Medicines Company - GAAP		$(30,175)	$(86,354)	$(530,113)	$5,126
Before tax adjustments:
Cost of product revenues:
Share-based compensation expense	(1)	205	195	613	691
Amortization of acquired intangible assets	(2)	3,105	6,469	11,557	19,319
Inventory adjustments	(3)	(348)	6,460	(3,531)	1,248
Restructuring charges	(4)	18	108	(48)	383
Market withdrawal of Ionsys	(5)	—	—	8,458	—
Asset impairment charges
Market withdrawal of Ionsys	(5)	—	—	264,097	—
Discontinuance of MDCO 700	(6)	—	—	65,000	—
Research and development:
Share-based compensation expense	(1)	1,332	916	3,888	2,923
Restructuring charges	(4)	(36)	91	359	1,451
Milestone payments	(7)	—	—	—	11,000
Market withdrawal of Ionsys	(5)	—	—	1,032	—
Selling, general and administrative:
Share-based compensation expense	(1)	6,341	6,849	19,579	20,555
Restructuring charges	(4)	1,110	1,447	1,007	14,445
Changes in contingent purchase price	(8)	(7,673)	12,393	4,234	14,346
Market withdrawal of Ionsys	(5)	—	—	3,434	—
Discontinuance of MDCO 700	(6)	—	—	(14,701)	—
Expenses incurred for certain transactions	(9)	—	—	—	7,887
Other:
Non-cash interest expense	(10)	6,504	6,622	20,326	19,392
Gain on sale of assets	(11)	—	—	—	(288,301)
Loss on extinguishment of debt	(12)	—	—	—	5,380
Net loss tax adjustments	(13)	(66,713)	1	(89,702)	—
Net loss attributable to The Medicines Company - Adjusted		$(86,330)	$(44,803)	$(234,511)	$(164,155)

Net loss per share attributable to The Medicines Company - Adjusted
Basic		$(1.19)	$(0.64)	$(3.27)	$(2.35)
Diluted		$(1.19)	$(0.64)	$(3.27)	$(2.35)
Weighted average number of common shares outstanding:
Basic		72,286	70,194	71,763	69,711
Diluted		72,286	70,194	71,763	69,711

Explanation of Adjustments:

(1)
Excludes share-based compensation of $7,878 and $7,960 for the three months ended September 30, 2017 and 2016 and $24,080 and $24,169 for the nine months ended September 30, 2017 and 2016 because these expenses are substantially dependent on changes in the market price of the Company's common stock.

(2)	Excludes amortization of intangible assets resulting from transactions with Targanta, Incline Therapeutics and Rempex.

(3)	Excludes all non-cash inventory adjustments. Prior year balances revised to reflect all non-cash inventory adjustments for the respective periods.
(4) Excludes restructuring charges for the workforce reorganization related to the sale of the non-core cardiovascular products.

(5)	Excludes charges associated with the voluntary discontinuation and withdrawal of Ionsys from the market in the United States and cessation of related commercial activities.

(6)	Excludes costs associated with the decision to discontinue the MDCO-700 program.

(7)	Excludes upfront and milestone payments for research and development collaboration arrangements and manufacturing scale up for MDCO-216.

(8)	Excludes changes in fair value of the contingent price related to the acquisitions of Targanta, Incline Therapeutics, Rempex and Annovation.

(9)	Excludes transaction costs related to the sale of the Non-Core ACC Products.

(10)	Excludes non-cash interest expense which is in excess of the actual interest expense paid on the Convertible Senior Notes.

(11)	Excludes gain on the sale of the Non-Core ACC Products.

(12)	Excludes loss on the repurchase of $220.0 million in aggregate principal amount of the 2017 Notes.
(13) Net loss tax adjustments reflect the estimated tax effect of the costs associated with the decision to discontinue the MDCO-700 program and the amortization of Vabomere IPR&D.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that the Company believes provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.